                                                                    EXHIBIT 99.2

                           TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN

                             Financial Statements

                          December 31, 1999 and 1998

                  (With Independent Auditors' Report Thereon)

                           TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN


                               Table of Contents



                                                                          Page

Independent Auditors' Report                                               1

Statement of Financial Condition, with Fund Information -
   December 31, 1999                                                       2

Statement of Financial Condition, with Fund Information -
   December 31, 1998                                                       3

Statement of Income and Changes in Plan Equity, with Fund
   Information - Year ended December 31, 1999                              4

Statement of Income and Changes in Plan Equity, with Fund
   Information - Year ended December 31, 1998                              5

Statement of Income and Changes in Plan Equity, with Fund
   Information - Year ended December 31, 1997                              6

Notes to Financial Statements                                              7

                         Independent Auditors' Report


Human Resources, Compensation and Employee
   Benefits Committee of the Board of Directors
Trigon Healthcare, Inc.:


We have audited the accompanying statements of financial condition, with fund information, of the Trigon Insurance Company 401(k) Restoration Plan (Plan) as of December 31, 1999 and 1998, and the related statements of income and changes in plan equity, with fund information, for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan as of December 31, 1999 and 1998 and the income and changes in plan equity for each of the years in the three-year period ended December 31, 1999 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of financial condition and income and changes in plan equity is presented for purposes of additional analysis rather than to present the financial condition and income and changes in plan equity of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ KPMG LLP

Richmond, Virginia
April 21, 2000

                            TRIGON INSURANCE COMPANY
                             401(k) RESTORATION PLAN

             Statement of Financial Condition, with Fund Information

                                December 31, 1999



                                                        Fund Information
                          -----------------------------------------------------------------------------


                                                      Participant Directed
                          -----------------------------------------------------------------------------
                            Treasury  Short-term            S&P 500
                              Money      Fixed              Equity    Domestic   Global   International
                             Market     Income      Bond     Index     Equity    Equity      Equity
                              Fund       Fund       Fund     Fund       Fund      Fund        Fund
                          ----------  ----------  -------- --------   --------- --------  -------------
Assets - contributions
   receivable - employer
   (note 4)               $  18,988      30,316    43,261   355,175    325,700   40,265      461,359
                          ==========  ==========  ======== ========   ========= ========  =============

Plan equity               $  18,988      30,316    43,261   355,175    325,700   40,265      461,359
                          ==========  ==========  ======== ========   ========= ========  =============
                                    Fund Information
                         ------------------------------------
                                                     Non-
                                                  participant
                          Participant Directed     Directed
                         ------------------------ -----------
                           Domestic
                          Aggressive     Trigon     Trigon
                            Growth       Stock      Stock
                             Fund         Fund       Fund         Total
                          ----------  -----------  --------    -----------
Assets - contributions
   receivable - employer
   (note 4)                 756,224    1,598,387    33,758      3,663,433
                          ==========  ===========  ========    ===========


Plan equity                 756,224    1,598,387    33,758      3,663,433
                          ==========  ===========  ========    ===========

See accompanying notes to financial statements.

                            TRIGON INSURANCE COMPANY
                             401(k) RESTORATION PLAN

             Statement of Financial Condition, with Fund Information

                                December 31, 1998

                                                                Fund Information
                         -----------------------------------------------------------------------------------------------
                                                              Participant Directed
                         -----------------------------------------------------------------------------------------------
                         Short-term         S&P 500                                    Domestic   International
                           Fixed            Equity   Domestic  Global  International  Aggressive   Aggressive     Trigon
                           Income    Bond    Index    Equity   Equity     Equity        Growth       Growth       Stock
                            Fund     Fund    Fund      Fund     Fund       Fund          Fund         Fund         Fund     Total
                         ----------  ----   -------  -------- -------  -------------  ----------  -------------   ------    -----
Assets - contributions
   receivable - employer
   (note 4)              $ 54,308  48,067  213,037   331,414    4,102        135,241     319,303            -- 1,060,586  2,166,058
                        =========  ======  =======   =======   ======  =============  ==========  ============ =========  =========

Plan equity             $  54,308  48,067  213,037   331,414    4,102        135,241     319,303            -- 1,060,586  2,166,058
                        =========  ======  =======   =======   ======  =============  ==========  ============ =========  =========

See accompanying notes to financial statements.

                            TRIGON INSURANCE COMPANY
                             401(k) RESTORATION PLAN

      Statement of Income and Changes in Plan Equity, with Fund Information

                          Year ended December 31, 1999

                                                                             Fund Information
                                        ------------------------------------------------------------------------------------------


                                                                            Participant Directed
                                        ------------------------------------------------------------------------------------------
                                          Treasury      Short-term               S&P 500
                                           Money          Fixed                   Equity      Domestic     Global    International
                                           Market         Income      Bond        Index        Equity      Equity        Equity
                                            Fund           Fund       Fund         Fund         Fund        Fund          Fund
                                        ------------------------------------------------------------------------------------------
Income:
    Net appreciation (depreciation)
      in fair value of investments      $      325      (1,174)      (1,244)      33,319      (23,628)        7,356       147,352
    Net realized gains on investments         --         3,351        1,020       23,242       23,143         3,010        22,599
    Contributions:
      Employee                               4,419      22,076       22,496      165,018      136,065        17,922       100,195
      Employer                                 241       2,247        5,493       30,864       30,611         7,932        25,119
                                        -----------   ---------    ---------    ---------    ---------      --------     ---------

          Total income                       4,985      26,500       27,765      252,443      166,191        36,220       295,265
                                        -----------   ---------    ---------    ---------    ---------      --------     ---------

Expenses - distributions and
    withdrawals                               --           607          869       24,131        2,200          --             720

Transfers between funds, net                14,003     (49,885)     (31,702)     (86,174)    (169,705)          (57)       31,573
                                        -----------   ---------    ---------    ---------    ---------      --------     ---------
        Net increase (decrease)
          in plan equity                    18,988     (23,992)      (4,806)     142,138       (5,714)       36,163       326,118

Plan equity, beginning of year                --        54,308       48,067      213,037      331,414         4,102       135,241
                                        -----------   ---------    ---------    ---------    ---------      --------     ---------
Plan equity, end of year                $   18,988      30,316       43,261      355,175      325,700        40,265       461,359
                                        ===========   =========    =========    =========    =========      ========     =========

                                                   Fund Information
                                        ----------------------------------------
                                                                         Non-
                                                                     participant
                                          Participant Directed         Directed
                                        ------------------------     -----------
                                          Domestic
                                         Aggressive      Trigon         Trigon
                                           Growth         Stock         Stock
                                            Fund          Fund           Fund         Total
                                         -----------   ----------     ----------    ---------
Income:
    Net appreciation (depreciation)
      in fair value of investments         329,895      (326,357)       (4,277)      161,567
    Net realized gains on investments       32,080         1,229           194       109,868
    Contributions:
      Employee                             164,263       383,451          --       1,015,905
      Employer                              29,372        85,537        39,625       257,041
                                          ---------    ----------     ---------   -----------

          Total income                     555,610       143,860        35,542     1,544,381
                                          ---------    ----------     ---------   -----------
Expenses - distributions and
    withdrawals                              4,902        11,793         1,784        47,006

Transfers between funds, net              (113,787)      405,734          --            --
                                          ---------    ----------     ---------   -----------
        Net increase (decrease)
          in plan equity                   436,921       537,801        33,758     1,497,375

Plan equity, beginning of year             319,303     1,060,586          --       2,166,058
                                          ---------    ----------     ---------   -----------

Plan equity, end of year                   756,224     1,598,387        33,758     3,663,433
                                          =========    ==========     =========   ===========

See accompanying notes to financial statements.

                            TRIGON INSURANCE COMPANY
                             401(k) RESTORATION PLAN

      Statement of Income and Changes in Plan Equity, with Fund Information

                          Year ended December 31, 1998


                                                         Fund Information
                                   -------------------------------------------------------------------------------------------------
                                                       Participant Directed
                                   -------------------------------------------------------------------------------------------------
                                     Short-term                   S&P 500                                                Domestic
                                       Fixed                       Equity       Domestic      Global    International   Aggressive
                                       Income        Bond          Index         Equity       Equity        Equity        Growth
                                        Fund         Fund           Fund          Fund         Fund          Fund          Fund
                                    ----------    ----------    ----------    ----------    ----------    ----------    ----------
Income:
  Net appreciation (depreciation)
    in fair value of investments    $   (6,138)          650        31,216        25,853          608        17,207       (2,379)
  Net realized gains (losses) on
    investments                          9,423         1,607         7,515        15,617         (256)        2,570       31,388
  Contributions:
    Employee                            28,625        18,791        96,771        87,854          937        41,014      148,412
    Employer, before reduction
      for forfeitures                    3,018         4,802        20,610        18,621          277         9,547       35,469
                                    ----------    ----------    ----------    ----------   ----------    ----------   ----------
        Total income                    34,928        25,850       156,112       147,945        1,566        70,338      212,890
                                    ----------    ----------    ----------    ----------   ----------    ----------   ----------
Expenses:
  Distributions and withdrawals        115,681         9,454            --        18,784           --         9,669       62,746
  Forfeitures                               47            --            --            --           --            --           --
                                    ----------    ----------    ----------    ----------   ----------    ----------   ----------
        Total expenses                 115,728         9,454            --        18,784           --         9,669       62,746
                                    ----------    ----------    ----------    ----------   ----------    ----------   ----------
Transfers between funds, net             3,324        (2,759)      (33,660)       72,584         (996)       19,830     (130,139)
                                    ----------    ----------    ----------    ----------   ----------    ----------   ----------
        Net increase (decrease)
           in plan equity              (77,476)       13,637       122,452       201,745          570        80,499       20,005

Plan equity, beginning of year         131,784        34,430        90,585       129,669        3,532        54,742      299,298
                                    ----------    ----------    ----------    ----------   ----------    ----------   ----------
Plan equity, end of year            $   54,308        48,067       213,037       331,414        4,102       135,241      319,303
                                    ==========    ==========    ==========    ==========   ==========    ==========   ==========


                                     Fund Information
                                    ------------------------
                                     Participant Directed
                                    ------------------------
                                    International
                                      Aggressive    Trigon
                                        Growth       Stock
                                         Fund        Fund         Total
                                    ------------- ----------    ----------
Income:
  Net appreciation (depreciation)
    in fair value of investments         1,072       243,966       312,055
  Net realized gains (losses) on
    investments                         (5,221)       13,041        75,684
  Contributions:
    Employee                            24,086       270,245       716,735
    Employer, before reduction
      for forfeitures                    3,624        67,124       163,092
                                    ----------    ----------    ----------
        Total income                    23,561       594,376     1,267,566
                                    ----------    ----------    ----------
Expenses:
  Distributions and withdrawals            110        69,282       285,726
  Forfeitures                               --            --            47
                                    ----------    ----------    ----------
        Total expenses                     110        69,282       285,773
                                    ----------    ----------    ----------
Transfers between funds, net           (44,315)      116,131            --
                                    ----------    ----------    ----------
        Net increase (decrease)
           in plan equity              (20,864)      641,225       981,793

Plan equity, beginning of year          20,864       419,361     1,184,265
                                    ----------    ----------    ----------
Plan equity, end of year                    --     1,060,586     2,166,058
                                    ==========    ==========    ==========

See accompanying notes to financial statements.

                            TRIGON INSURANCE COMPANY
                             401(k) RESTORATION PLAN

      Statement of Income and Changes in Plan Equity, with Fund Information

                          Year ended December 31, 1997

                                                         Fund Information
                                     -----------------------------------------------------------------------------------------------
                                                       Participant Directed
                                     -----------------------------------------------------------------------------------------------

                                         Short-term                  S&P 500                                          Domestic
                                            Fixed                    Equity    Domestic     Global    International  Aggressive
                                           Income        Bond         Index     Equity      Equity       Equity        Growth
                                            Fund         Fund         Fund       Fund        Fund          Fund         Fund
                                         ---------    ---------    ---------  ---------    ---------    ---------    ---------
Income:
    Net appreciation (depreciation)
        in fair value of investments     $   3,886         (84)       5,326      10,118         (665)     (18,433)     (15,973)
    Net realized gains (losses) on
        investments                          2,720       1,540        3,817      27,794          (36)      27,404       30,712
    Contributions:
        Employee                            33,636       5,609       17,389      34,375          447       29,654       78,428
        Employer, before reduction
           for forfeitures                   2,665         875        2,718       1,779           36        2,776       10,656
                                         ---------    ---------    ---------  ---------    ---------    ---------    ---------
               Total income                 42,907       7,940       29,250      74,066         (218)      41,401      103,823
                                         ---------    ---------    ---------  ---------    ---------    ---------    ---------
Expenses:
    Distributions and withdrawals           24,591      31,431       17,608     107,094       26,327       44,872      101,300
    Forfeitures                               --           107         --           975           68          184          573
                                         ---------    ---------    ---------  ---------    ---------    ---------    ---------
               Total expenses               24,591      31,538       17,608     108,069       26,395       45,056      101,873
                                         ---------    ---------    ---------  ---------    ---------    ---------    ---------
Transfers between funds, net                 6,485       7,373       70,065      12,598        5,997     (132,068)     (97,007)
                                         ---------    ---------    ---------  ---------    ---------    ---------    ---------
               Net increase (decrease)
                    in plan equity          24,801     (16,225)      81,707     (21,405)     (20,616)    (135,723)     (95,057)

Plan equity, beginning of year             106,983      50,655        8,878     151,074       24,148      190,465      394,355
                                         ---------    ---------    ---------  ---------    ---------    ---------    ---------
Plan equity, end of year                 $ 131,784      34,430       90,585     129,669        3,532       54,742      299,298
                                         =========    =========    =========  =========    =========    =========    =========


                                         Fund Information
                                       ------------------------
                                         Participant Directed
                                       ------------------------
                                       International
                                         Aggressive     Trigon
                                           Growth       Stock
                                            Fund         Fund        Total
                                       -------------  ---------    ---------
Income:
    Net appreciation (depreciation)
        in fair value of investments       (12,346)      76,543       48,372
    Net realized gains (losses) on
        investments                         17,887        1,018      112,856
    Contributions:
        Employee                            21,801       63,155      284,494
        Employer, before reduction
           for forfeitures                   1,515       13,376       36,396
                                         ---------    ---------    ---------
               Total income                 28,857      154,092      482,118
                                         ---------    ---------    ---------
Expenses:
    Distributions and withdrawals           20,021          627      373,871
    Forfeitures                               --           --          1,907
                                         ---------    ---------    ---------
               Total expenses               20,021          627      375,778
                                         ---------    ---------    ---------
Transfers between funds, net              (139,339)     265,896         --
                                         ---------    ---------    ---------
               Net increase (decrease)
                    in plan equity        (130,503)     419,361      106,340
                                         ---------    ---------    ---------
Plan equity, beginning of year             151,367         --      1,077,925
                                         ---------    ---------    ---------
Plan equity, end of year                    20,864      419,361    1,184,265
                                         =========    =========    =========

See accompanying notes to financial statements.

                            TRIGON INSURANCE COMPANY
                             401(k) RESTORATION PLAN

                          Notes to Financial Statements

                           December 31, 1999 and 1998



(1)  Summary of Significant Accounting Policies

     (a)  Organization

          The Trigon Insurance Company 401(k) Restoration Plan (Plan), formerly known as the Trigon Blue Cross Blue Shield 401(k) Restoration Plan, was amended and restated effective October 1, 1998. It was originally adopted effective January 1, 1995 by the Board of Directors of Trigon Insurance Company (d/b/a Trigon Blue Cross Blue Shield), formerly, Blue Cross and Blue Shield of Virginia. The purpose of the Plan is to permit a select group of management or highly compensated employees (Participants) of Trigon Insurance Company and any subsidiary or affiliate, including its parent, Trigon Healthcare, Inc., (collectively, Company) who are selected for participation in the Plan to defer compensation without regard to the limits imposed by the Internal Revenue Code on the Company's tax-qualified plan, the Employees' Thrift Plan of Trigon Insurance Company (Qualified Plan). The Qualified Plan is a defined contribution plan of the Company subject to the provisions of ERISA. The Plan constitutes an unfunded "top hat" arrangement under Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA). Accordingly, the Plan does not require the Company to segregate assets or establish trusts for any amounts to be paid to Participants under the Plan. In addition, Participants do not have any right, title or interest in or to any specific funds or property of the Company, and their interest, including vested amounts, is that of a general creditor.

          Under the provisions of the Plan, the Plan's assets and changes in the Plan's assets are calculated based on the corresponding Qualified Plan investment funds' asset value and adjustments of unit value, respectively. Since the Plan is unfunded, a receivable from the Company equivalent to the Plan's deemed investment balance as of year-end has been recorded in the accompanying statements of financial condition. The Company has recorded a corresponding liability to the Plan is its consolidated financial statements.

          The following are the significant accounting policies of the Qualified Plan and are followed by the Plan:

     (b)  Basis of Accounting

          The financial statements of the Plan are prepared under the accrual method of accounting. Accordingly, employee and employer contributions to the Plan are recorded as of the date the employees' contributions are withheld from the Participants' compensation. Net realized gains (losses) on investments and net appreciation (depreciation) of fair value of investments are recognized as they occur. Distributions and withdrawals are recorded when paid and are accounted for at the fair market value of the unit value of the Participant's account. Forfeitures are accounted for at the fair market value of the unit value forfeited.

     (c)  Investment Valuation and Income Recognition

          The Plan's contribution receivable - employer related to deemed investments is stated at fair value based on quoted market prices as of year end. Purchases and sales of investments are recorded on a trade date basis.

                                       7
                                                                     (Continued)

                           TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN

                         Notes to Financial Statements

                          December 31, 1999 and 1998



          The Plan uses unit accounting to account for investment activity. Net realized gains (losses) on investments are computed on an average-cost basis. Net appreciation (depreciation) in fair value of investments is calculated daily based on the change in the market value and net investment earnings of the investments and participant activity.

     (d)  Administrative Expenses

          The Company pays all administrative expenses of the Plan. Administrative expenses incurred by the Company during 1999, 1998 and 1997 were $24,374, $23,594 and $26,824, respectively.

     (e)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes, including disclosure of contingent assets and liabilities. Actual results could differ from those estimates.


(2)  Summary of Significant Provisions of the Plan

     The Plan is administered by the Human Resources, Compensation and Employee Benefits Committee of the Company's Board of Directors (Committee). The recordkeeper is Administrative Solutions Group, an ADP/Mercer Alliance, Deerfield, Illinois.

     Plan participants should refer to the plan agreement or summary plan description for a more complete description of the Plan's provisions.

     (a)  Eligibility

          Officers of the Company who are Vice Presidents or above are eligible for participation in the Plan unless otherwise determined at the discretion of the Committee. All Participants must be a member of a select group of management or highly-compensated employees and must be an eligible participant in the Qualified Plan.

     (b)  Participant Accounts

          Individual accounts are maintained by the Plan for the Participant to reflect the Participant's contributions and related employer matching contribution, as well as the Participant's share of the Plan's income, including net realized gains and losses, and related administrative expenses.

     (c)  Contributions

          Participants may elect to make voluntary contributions to the Plan in whole percentage amounts ranging from two to sixteen percent of their compensation for the year, offset by amounts actually deferred in the Qualified Plan. The Company is obligated under the matching provision of the Plan to contribute each pay period an amount equal to the difference between (a) fifty percent of the sum of the contributions of each Participant in both the Plan and the Qualified

                                       8
                                                                     (Continued)

                           TRIGON INSURANCE COMPANY
                           401(k) RESTORATION PLAN

                         Notes to Financial Statements

                          December 31, 1999 and 1998



          Plan which do not exceed six percent of each Participant's compensation for such pay period and (b) the amount equal to the Company's actual matching contribution to the Qualified Plan for such pay period.

          In October 1998, the Plan was amended to permit the Company to contribute an additional discretionary profit sharing matching contribution to each Participant's account through the Trigon Stock Fund. The discretionary contribution is a nonparticipant-directed contribution and must remain in the Trigon Stock Fund. The discretionary contribution is calculated using a Plan-prescribed formula derived from Participant data from the Qualified Plan as of the most recent Qualified Plan year. The Company made a discretionary contribution of $39,625 during 1999 and no discretionary contribution to the Plan during 1998.

     (d)  Investment Options

          Each Participant's contributions are deemed to be invested in the various funds in the same proportion as each Participant's investment election in the Qualified Plan. No separate investment election by the Participant in the Plan is permitted or required. Investment options of the Qualified Plan consist of nine investment funds, including investment in the Trigon Stock Fund, added in 1997. A registration statement on Form S-8 has been filed with the Securities and Exchange Commission to register the shares of Trigon Healthcare, Inc. Class A Common Stock (Common Stock) included as an investment option in the Plan. A description of each investment option follows:

               Treasury Money Market Fund - This fund was added to the Plan effective October 1, 1998. The aim of this fund is to provide current income while maintaining a stable net asset value. This fund may invest solely in securities backed by the full faith and credit of the U.S. government. At least 80% of the assets will be in U.S. Treasury securities. The remainder may include securities issued by other government agencies. This fund offers the lowest risk of any of the funds.

               Short-Term Fixed Income Fund - The aim of this fund is to provide steady investment returns with relatively stable principal value. This fund may invest in short-term treasury, government agency, and corporate bonds, money market instruments, guaranteed investment contracts issued by life insurance companies, which offer a fixed interest rate, or a pooled fund investing in similar contracts.

               Bond Fund - The objective of this fund is to maximize current interest income with moderate principal risk. This fund may invest in treasury, government agency and corporate bonds, mortgages, U.S. and foreign currency-denominated securities, money market investments and mutual funds that invest in such investments.

               S&P 500 Equity Index Fund - This fund invests in the common stocks of those companies that comprise the S&P 500 index, or a mutual fund or commingled fund that invests in those companies. The objective of this fund is

                                       9
                                                                     (Continued)

                           TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN

                         Notes to Financial Statements

                          December 31, 1999 and 1998



               to provide long-term growth of capital, with growth of income as a secondary objective.

               Domestic Equity Fund - This fund primarily invests in securities that have long-term capital appreciation possibilities. The fund will emphasize common stock, convertible corporate debt and convertible preferred stock and will periodically hold fixed income securities. The portfolio is concentrated generally in 15 to 35 stocks that generally are traded on a national exchange or market. The objective of this fund is to provide long-term capital growth from stock prices and some current income from dividends.

               Global Equity Fund - This fund primarily invests in common stocks and bonds of companies based throughout the world, including the U.S. The objective of this fund is to provide long-term growth of capital and income.

               International Equity Fund - This fund is like the Domestic Equity Fund except that it primarily invests in common stocks and bonds of non-U.S. corporations instead of domestic corporations. This fund's objective is to provide long-term growth of both capital and income.

               Domestic Aggressive Growth Fund - The objective of this fund is capital growth. This fund invests primarily in the common stocks of small, rapidly growing domestic companies. It is not expected that these companies will pay cash dividends.

               International Aggressive Growth Fund - The International Aggressive Growth Fund is similar to the Domestic Aggressive Growth Fund, except that it invests primarily in stocks of small, rapidly growing foreign companies, or mutual or collective funds that invest in such stocks. Pursuit of long-term capital growth is this fund's primary objective. Effective October 1, 1998, this fund was no longer offered as an investment selection. All Participant balances were automatically transferred to the International Equity Fund along with any investment elections designated to this fund.

               Trigon Stock Fund - This fund invests in Common Stock which is listed on the New York Stock Exchange, and cash for liquidity purposes. The objective of this fund is to provide participants the opportunity to invest in the common stock of the Company's parent. This fund offers the highest risk of any of the funds because it invests in the stock of only one company.

          Each Qualified Plan investment fund is divided into units of participation which are calculated daily by the recordkeeper. The daily value of each unit is determined by dividing the total fair market value of all assets in each fund by the total number of units in that fund. The Plan is an unfunded plan. Accordingly, under the provisions of the Plan, net realized gains (losses) on investments and net appreciation (depreciation) of fair value of investments are credited to each Participant's account based on the adjustment of the unit values in the Qualified Plan. The

                                      10
                                                                     (Continued)

                           TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN

                         Notes to Financial Statements

                          December 31, 1999 and 1998



          payment of administrative expenses for assets of the Qualified Plan is reflected in the calculation of plan unit value.

     (e)  Vesting

          Participants are fully vested in their contributions and the earnings thereon at all times. Participants are vested in employer matching contributions and the earnings thereon upon death, disability or retirement or after 36 months of service with the Company and any of its affiliates or any other Blue Cross and/or Blue Shield organization. Forfeitures reduce the Employer's contributions to the Plan.

     (f)  Distributions

          Plan distributions are recorded when paid and are made in cash or, effective October 1, 1998, Common Stock for the portion of a Participant's account invested in the Trigon Stock Fund in accordance with a Participant's election. The Plan allows Participants to withdraw balances in a lump sum or in specified annual installments upon retirement, death or disability based upon elections made at the commencement of participation in the Plan. Withdrawals prior to retirement are distributed in a lump sum. In addition, if previously elected by a Participant, all amounts in a Participant's account will be distributed in a lump sum upon a plan-defined change in control of the Company.

     (g)  Number of Participants

          There were 39 and 34 Participants in the Plan as of December 31, 1999 and 1998, respectively. The number of Participants investing in each of the Plan's funds as of those dates were as follows:

        Investment Fund (1)                            1999           1998
        -------------------                        -------------  -------------

Treasury Money Market Fund                                    2             --
Short-term Fixed Income Fund                                  8              7
Bond Fund                                                     8              7
S&P 500 Equity Index Fund                                    19             15
Domestic Equity Fund                                         23             20
Global Equity Fund                                            5              3
International Equity Fund                                    19             17
Domestic Aggressive Growth Fund                              25             23
Trigon Stock Fund                                            34             21

(1) Participants may hold investments in more than one fund; accordingly, the total participation by individual funds may exceed the total number of Participants.

                                      11
                                                                     (Continued)

                           TRIGON INSURANCE COMPANY
                           401(k) RESTORATIION PLAN

                         Notes to Financial Statements

                          December 31, 1999 and 1998



(3)  Units and Unit Values

     Each fund in the Plan is valued daily on a unitized basis by the recordkeeper. The number of units and unit values of net assets, carried to the second decimal place, as of December 31, 1999 were:

                                                                        Unit
       Investment Fund                               Units             values
     -------------------                         ---------------     -----------

Treasury Money Market Fund                             1,798.45    $      10.56
Short-term Fixed Income Fund                           2,201.08           13.77
Bond Fund                                              3,045.23           14.21
S&P 500 Equity Index Fund                             14,835.74           23.94
Domestic Equity Fund                                  12,560.18           25.93
Global Equity Fund                                     2,324.52           17.32
International Equity Fund                             18,193.68           25.36
Domestic Aggressive Growth Fund                       19,527.84           38.73
Trigon Stock Fund                                    111,337.01           14.66


(4)  Plan Funding

     As discussed in note 1, the Plan is an unfunded plan under Title 1 of ERISA and the Plan has recorded a receivable from the Company equivalent to the Plan's deemed investment balance as of year-end in the accompanying statements of financial condition. The Company has recorded a corresponding liability to the Plan in its consolidated financial statements. In order to set aside funds for the purpose of assisting the Company in meeting its liabilities to the Plan, the Company, through its subsidiary Trigon Insurance Company, established the Trigon Healthcare, Inc. Grantor Trust, formerly known as the Trigon Blue Cross Blue Shield Grantor Trust (Trust), in 1997. Wachovia Corporate Services, Inc. (Wachovia), Winston-Salem, North Carolina, is the custodian of the assets of the Trust. Under the Trust, the assets contributed and income earned on such assets must remain in the Trust until liabilities under the Plan have been satisfied. However, the assets held in the Trust are considered to be assets of the Company and are subject to the claims of the Company's creditors in the event of the Company's insolvency. The Trust does not change the unfunded status of the Plan. The Participants have no preferred claim on, or any beneficial interest in, any assets of the Trust. If the balance of the Trust is not sufficient to make payments in accordance with the terms of the Plan, the Company must fund the difference using general corporate assets. Once all payments under the Plan have been made and the Plan is terminated, any excess assets remaining in the Trust revert back to the Company. In the event of a change in control of the Company, the Company will make an irrevocable contribution to the Trust to fully fund all Participants' account balances as determined by the Plan.

                                      12
                                                                     (Continued)

                           TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN

                         Notes to Financial Statements

                          December 31, 1999 and 1998



     The estimated fair value and cost of investment securities in the Trust as of December 31, 1999 and 1998 were as follows:

                                                                                  1999
                                                            ----------------------------------------------------
                                                                                                     Net
                                                                                                  unrealized
                                                                 Fair                            appreciation
                                                                value             Cost          (depreciation)
                                                            ---------------  ---------------   -----------------
Mutual funds                                              $      1,901,738        1,439,726             462,012
Common Stock                                                     1,601,201        1,670,131             (68,930)
                                                            ---------------  ---------------   -----------------
                                                          $      3,502,939        3,109,857             393,082
                                                            ===============  ===============   =================

                                                                                  1998
                                                            ----------------------------------------------------
                                                                                                     Net
                                                                                                  unrealized
                                                                 Fair                            appreciation
                                                                value             Cost          (depreciation)
                                                            ---------------  ---------------   -----------------
Mutual funds                                              $      1,079,380        1,050,758              28,622
Common Stock                                                     1,037,287          756,599             280,688
                                                            ---------------  ---------------   -----------------
                                                          $      2,116,667        1,807,357             309,310
                                                            ===============  ===============   =================

     The Trust held 54,278 and 27,800 shares of Common Stock as of December 31, 1999 and 1998, respectively.

     The net appreciation (depreciation) in fair value of the investments in the Trust as of December 31, 1999, 1998 and 1997 and the change in such amounts during each year were as follows:

                                                                                                         Net
                                                                                                      unrealized
                                                                    Fair                             appreciation
                                                                   value              Cost          (depreciation)
                                                               ---------------   ---------------   -----------------
Balance, January 1, 1997                                    $          --                --                  --

Change for the year ended December 31, 1997                      1,163,487         1,173,192              (9,705)
                                                               ---------------   ---------------   -----------------

Balance, December 31, 1997                                       1,163,487         1,173,192              (9,705)

Change for the year ended December 31, 1998                        953,180           634,165             319,015
                                                               ---------------   ---------------   -----------------

Balance, December 31, 1998                                       2,116,667         1,807,357             309,310

Change for the year ended December 31, 1999                      1,386,272         1,302,500              83,772
                                                               ---------------   ---------------   -----------------
Balance, December 31, 1999                                  $    3,502,939         3,109,857             393,082
                                                               ===============   ===============   =================

                                      13
                                                                     (Continued)

                           TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN

                         Notes to Financial Statements

                          December 31, 1999 and 1998



(5)  Tax Status

     The Committee believes that the Plan has operated in accordance with the terms of the plan document and current tax law. Accordingly, no provision for income taxes has been included in the Plan's financial statements.

     Under present Federal income tax laws and regulations, employee and employer contributions and investment earnings thereon are not taxable to Participants until distributed. Earnings on assets held in the trust are taxable to the Company under ordinary tax rules on an annual basis.


(6)  Plan Termination

     Although it has not expressed any intent to do so, the Company's Board of Directors has the right under the Plan to terminate the Plan. In the event of a plan termination, Participants will become fully vested in their accounts.


(7)  Year 2000 Readiness Disclosure

     The Company had a unified Year 2000 plan for the Company and its subsidiaries. As part of the plan, the Company monitored the Year 2000 efforts of the vendors performing critical outsourced functions for the Plan through the use of surveys. The information provided by the vendors was confirmed by phone but was not independently verified. The Plan's recordkeeper, Administrative Solutions Group (ASG), advised the Company in 1998 that its system was Year 2000 ready. During 1998, the Company installed the vendor-certified Year 2000-enabled version of ASG system interfaces.

     While not part of the Plan, the Trust uses Wachovia as custodian of the Trust (note 4). Wachovia indicated that it had completed the conversion and internal testing of all applications systems as of April 1999. In addition, the Trust purchases mutual funds from numerous investment firms. In addition to their individual 2000 efforts, it is the Company's understanding that the investment firms each participated in the securities industry-wide tests. During 1999, the Company received status reports from most of these firms indicating they would be Year 2000 compliant by January 1, 2000.

     Each of the vendors selected by the Company to perform services for the Plan and the Trust in turn uses third-party vendors to support their activities for the Plan. Examples include security brokers, banks and stock exchanges. It was not within the Company's ability to determine the Year 2000 status of these companies. The Company relied on the efforts of the vendors it selected for outsourced functions to ensure that these vendors could conduct their business on and after January 1, 2000.

     The Plan experienced no material Year 2000-related disruptions as a result of noncompliance by its critical vendors.

                                      14